Kenneth H. Finkelstein
    Attorney At Law                              1420 5th Avenue
                                                 Suite 2200
                                                 Seattle, WA
                                                 98101

                                                 Tel: 206.310.1344
                                                 Fax: 206.374.8176
                                                 khfinkelstein@yahoo.com


December 16, 2004


Board of Directors
Arch Management Services Inc.
#4-2341 West Broadway
Vancouver, British Columbia
V6K 2E6   Canada

Re:	Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 on behalf of Arch Management Services Inc. (the "Company")

Sirs:

You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and distribution of certain securities of the Company pursuant to the filing of a registration statement on Form SB-2 with the United States Securities and Exchange Commission (the "Commission").

The proposed offering and public distribution relates to a best efforts, no minimum, 2,000,0000 maximum offering of shares (the "Shares") to be sold by the Company to the public at a price of $0.10 per share. Each offered share has a par value of $.001.

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form SB-2, relating to the Shares, to be filed with the Commission under the Securities Act on or about December
17, 2004 (together with all exhibits thereto, the "Registration Statement"),
(ii) the Articles of Incorporation of the Company in effect as of the date hereof, and (iii) the Bylaws of the Company in effect as of the date hereof. We have also examined such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photocopies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon verbal or written statements and representations of officers of the Company and others.

					-2-

Based upon and subject to the foregoing, it is our opinion that the shares sold, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company in accordance with applicable statutory laws, rules, regulations, common laws, and the Constitution of the State of Nevada.

We hereby consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legal opinion as an exhibit to the registration statement.

Yours truly,



Kenneth H. Finkelstein
KHF/jy